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                                                                   EXHIBIT 23(c)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Anadarko Petroleum Corporation of our report dated March 3, 2000 included in the Annual Report on Form 10-K of Union Pacific Resources Group Inc. for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Fort Worth, Texas
May 4, 2001